Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated February 17, 2004, with respect to the consolidated financial statements and schedule of Westinghouse Air Brake Technologies Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission, in the Registration Statement (Form S-8) pertaining to the Bonus Plan Agreements of Westinghouse Air Brake Technologies Corporation.

ERNST & YOUNG LLP

Pittsburgh, PA

April 26, 2004